NEWS RELEASE

FOR IMMEDIATE RELEASE

Pacira Pharmaceuticals, Inc. Reports Second Quarter 2017 Financial Results

-- EXPAREL® Net Product Sales Up 6% Year-Over-Year --
-- Full-year EXPAREL net product sales guidance of $290 to $310 million reiterated --
-- Conference Call Today at 8:30 a.m. ET --

PARSIPPANY, N.J., August 2, 2017 - Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) today announced consolidated financial results for the second quarter ended June 30, 2017.

“We are pleased to report another quarter of solid EXPAREL growth and remain on track to deliver our full-year financial guidance,” said Dave Stack, chairman and chief executive officer of Pacira. “We continue to successfully advance our strategy to expand the role of EXPAREL as the only single-dose long-acting local analgesic for postsurgical pain. On the clinical front, we published the results of our phase 4 study in a top-tier journal highlighting the statistically significant superiority of EXPAREL over bupivacaine for reducing or even eliminating opioids while also providing a statistically significant improvement in postsurgical pain for total knee arthroplasty surgery. In addition, our nerve block studies are now complete and leave us well positioned to resubmit our sNDA later this year. Finally, we continue to be very encouraged by the progress of our J&J partnership with their sales and medical education teams now actively supporting EXPAREL in the orthopedic space. Looking ahead, we are very confident in the near- and long-term prospects for EXPAREL.”

Recent Highlights

•
Phase 4 study of EXPAREL in TKA published in The Journal of Arthroplasty. In July 2017, results from the company’s Phase 4 study of EXPAREL® (bupivacaine liposome injectable suspension) in patients undergoing total knee arthroplasty, or TKA, were published in The Journal of Arthroplasty. The study compared EXPAREL admixed with bupivacaine HCl versus bupivacaine HCl alone. EXPAREL achieved statistical significance for its co-primary endpoints of opioid reduction and postsurgical pain, demonstrating a 78 percent reduction in opioid consumption from zero to 48 hours after surgery (18.7 mg versus 84.9 mg in the bupivacaine group; p=0.0048) and a reduction in pain scores from 12 to 48 hours after surgery (180.8 versus 209.3 in the bupivacaine group; p=0.0381). EXPAREL also achieved statistical significance for the study’s key secondary endpoints related to opioid reduction.

•
sNDA resubmission remains on track. In July 2017, the company reported topline results from two Phase 3 studies evaluating EXPAREL as a single-dose nerve block for prolonged regional analgesia and believes data from these two studies will satisfy the questions previously raised by the U.S. Food and Drug Administration (FDA) in a complete response letter. The company expects to resubmit its supplemental New Drug Application, or sNDA, to the FDA later this year, seeking expansion of the EXPAREL label to include administration via nerve block. The sNDA will be based on two highly significant pivotal efficacy studies (the company’s original lower extremity study in femoral nerve block and the recently completed upper extremity study in brachial plexus block), safety and pharmacokinetic data through 120 days, and data from other peripheral nerve block comparator studies.

•
Mark Froimson, MD joins Board of Directors. In June 2017, Mark I. Froimson, M.D. was appointed to the company’s board of directors. Dr. Froimson is currently serving as the President of the American Association of Hip and Knee Surgeons (AAHKS). Previously, he was the Executive Vice President and Chief Clinical Officer of Trinity Health, a major national non-profit Catholic healthcare system comprising 93 hospitals in 22 states.

Second Quarter 2017 Financial Results

•	EXPAREL net product sales were $69.8 million in the second quarter of 2017, a 6% increase over the $65.8 million reported for the second quarter of 2016.

•	Total revenues were $70.9 million in the second quarter of 2017, a 2% increase over the $69.6 million reported for the second quarter of 2016.

•	Total operating expenses were $86.7 million in the second quarter of 2017, compared to $76.1 million in the second quarter of 2016.

•
In the second quarter of 2017, the Company recorded a non-recurring charge of $5.0 million related to the discontinuation of DepoCyt(e), including $0.5 million for DepoCyt(e)-related inventory (recorded in cost of goods sold) and $4.5 million for other exit costs. During the second quarter of 2017 and 2016, DepoCyt(e) revenue represented approximately 1% and 4% of total revenues, respectively.

•
GAAP net loss was $19.7 million, or $(0.49) per share (basic and diluted), in the second quarter of 2017, compared to a GAAP net loss of $8.0 million, or $(0.21) per share (basic and diluted), in the second quarter of 2016.

•
Non-GAAP net loss was $4.4 million, or $(0.11) per share (basic and diluted) in the second quarter of 2017, compared to non-GAAP net income of $7.9 million, or $0.21 per share (basic) and $0.19 per share (diluted), in the second quarter of 2016.

•	Pacira ended the second quarter of 2017 with cash, cash equivalents and short-term investments (“cash”) of $382.4 million.

•	Pacira had 40.2 million basic weighted average shares of common stock outstanding in the second quarter of 2017.

2017 Outlook

Pacira reiterated its full year 2017 financial guidance as follows:

•	EXPAREL net product sales of $290 million to $310 million.

•	Non-GAAP gross margins of approximately 70%.

•	Non-GAAP research and development (R&D) expense of $50 million to $60 million.

•	Non-GAAP selling, general and administrative (SG&A) expense of $145 million to $155 million.

•	Stock-based compensation of $30 million to $35 million.

See “Non-GAAP Financial Information” and “Reconciliations of GAAP to Non-GAAP 2017 Financial Guidance” below.

Today’s Conference Call and Webcast Reminder

The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Wednesday, August 2, 2017, at 8:30 a.m. ET. The call can be accessed by dialing 1-877-845-0779 (domestic) or 1-720-545-0035 (international) ten minutes prior to the start of the call and providing the Conference ID 46683453.

A replay of the call will be available approximately two hours after the completion of the call and can be accessed by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and providing the Conference ID 46683453. The replay of the call will be available for two weeks from the date of the live call.

The live, listen-only webcast of the conference call can also be accessed by visiting the “Investors & Media” section of the company’s website at investor.pacira.com. A replay of the webcast will be archived on the Pacira website for two weeks following the call.

Non-GAAP Financial Information

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP net income (loss), non-GAAP cost of goods sold, non-GAAP gross margins, non-GAAP research and development (R&D) and non-GAAP selling, general and administrative (SG&A) expenses, because such measures exclude stock-based compensation, amortization of debt discount, loss on early extinguishment of debt, a contract termination fee with CrossLink BioScience, LLC, or CrossLink, and exit costs related to the discontinuation of DepoCyt(e) production. These measures supplement the company’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, gross margins, R&D and SG&A outlook for 2017 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance at Pacira and the company’s future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures, and a reconciliation of our GAAP to non-GAAP 2017 financial guidance for gross margins, R&D and SG&A.

About Pacira

Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) is a specialty pharmaceutical company focused on the clinical and commercial development of new products that meet the needs of acute care practitioners and their patients. The company’s flagship product, EXPAREL® (bupivacaine liposome injectable suspension), indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia, was commercially launched in the United States in April 2012. EXPAREL and two other products have successfully utilized DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. Additional information about Pacira is available at www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is currently indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia. The product combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain score with up to a 45 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information

EXPAREL is contraindicated in obstetrical paracervical block anesthesia. EXPAREL has not been studied for use in patients younger than 18 years of age. Non-bupivacaine-based local anesthetics, including lidocaine, may cause an immediate release of bupivacaine from EXPAREL if administered together locally. The administration of EXPAREL may follow the administration of lidocaine after a delay of 20 minutes or more. Other formulations of bupivacaine should not be administered within 96 hours following administration of EXPAREL. Monitoring of cardiovascular and neurological status, as well as vital signs should be performed during and after injection of EXPAREL as with other local anesthetic products. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease. Patients with severe hepatic disease, because of their inability to metabolize local anesthetics normally, are at a greater risk of developing toxic plasma concentrations. In clinical trials, the most common adverse reactions (incidence greater-than or equal to 10%) following EXPAREL administration were nausea, constipation, and vomiting.

Please see the full Prescribing Information for more details available at http://www.exparel.com/pdf/EXPAREL_Prescribing_Information.pdf.

Forward Looking Statements

Any statements in this press release about the company’s future expectations, plans, outlook and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of the company’s sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL and the company’s other products; the size and growth of the potential markets for EXPAREL and the company’s ability to serve those markets; the company’s plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications; the outcome of the U.S. Department of Justice inquiry; the company’s plans to evaluate, develop and pursue additional DepoFoam-based product candidates; clinical trials in support of an existing or potential DepoFoam-based product; the company’s commercialization and marketing capabilities; the company’s and Patheon UK Limited’s ability to successfully and timely construct dedicated EXPAREL manufacturing suites; and other factors discussed in the “Risk Factors” of the company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other filings that the company periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such the company anticipates that subsequent events and developments will cause its views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Alyssa Schneider, (973) 588-2270
aschneider@coynepr.com

(Tables to Follow)

Pacira Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$382,442	$172,597
Accounts receivable, net	27,467	29,937
Inventories, net	33,602	31,278
Prepaid expenses and other current assets	7,480	9,277
Total current assets	450,991	243,089
Fixed assets, net	103,239	101,016
Goodwill	50,943	46,737
Other assets	572	624
Total assets	$605,745	$391,466

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,392	$7,511
Accrued expenses	46,755	37,261
Convertible senior notes (1)	319	—
Income taxes payable	44	66
Total current liabilities	57,510	44,838
Convertible senior notes (2)	269,328	108,738
Other liabilities	17,859	18,914
Total stockholders’ equity	261,048	218,976
Total liabilities and stockholders’ equity	$605,745	$391,466

(1) $319 thousand relates to our 3.25% convertible senior notes due 2019. These notes are classified as current at June 30, 2017 because the note holders can convert any time during the quarter ended September 30, 2017. These convertible senior notes were classified as non-current at December 31, 2016.

(2) At June 30, 2017, $269.3 million relates to our 2.375% convertible senior notes due 2022 that are not currently convertible. $108.7 million at December 31, 2016 relates to our 3.25% convertible senior notes due 2019, the remaining balance of which is now classified in current liabilities as explained in footnote 1 above.

Pacira Pharmaceuticals, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net product sales:
EXPAREL	$69,773	$65,753	$137,474	$129,505
DepoCyt(e) and other product sales	366	1,934	1,090	2,684
Total net product sales	70,139	67,687	138,564	132,189
Collaborative licensing and milestone revenue	130	1,356	336	1,713
Royalty revenue	665	597	1,317	1,212
Total revenues	70,934	69,640	140,217	135,114

Operating expenses:
Cost of goods sold	23,811	23,053	48,392	43,331
Research and development	18,856	9,362	35,487	18,855
Selling, general and administrative	39,552	43,669	81,672	81,626
Product discontinuation	4,495	—	4,495	—
Total operating expenses	86,714	76,084	170,046	143,812
Loss from operations	(15,780)	(6,444)	(29,829)	(8,698)

Other (expense) income:
Interest income	1,224	324	1,738	576
Interest expense	(5,226)	(1,733)	(7,815)	(3,601)
Loss on early extinguishment of debt (1)	(11)	—	(3,732)	—
Other, net	80	(47)	89	1
Total other expense, net	(3,933)	(1,456)	(9,720)	(3,024)
Loss before income taxes	(19,713)	(7,900)	(39,549)	(11,722)
Income tax expense	(30)	(58)	(60)	(90)
Net loss	$(19,743)	$(7,958)	$(39,609)	$(11,812)

Net loss per share:
Basic and diluted net loss per common share	$(0.49)	$(0.21)	$(1.01)	$(0.32)
Weighted average common shares outstanding:
Basic and diluted	40,160	37,181	39,079	37,101

(1) Amount relates to the loss on early extinguishment from our repurchase of $118.2 million of principal amount of our 3.25% convertible senior notes due 2019.

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

GAAP net loss	$(19,743)	$(7,958)	$(39,609)	$(11,812)

Non-GAAP adjustments:
Stock-based compensation	7,345	7,665	14,744	16,155
Loss on early extinguishment of debt	11	—	3,732	—
Amortization of debt discount	2,951	1,022	4,362	2,044
CrossLink contract termination fee	—	7,184	—	7,184
Product discontinuation costs	5,002	—	5,002	—
Total Non-GAAP adjustments	15,309	15,871	27,840	25,383

Non-GAAP net income (loss)	$(4,434)	$7,913	$(11,769)	$13,571

GAAP basic and diluted net loss per common share	$(0.49)	$(0.21)	$(1.01)	$(0.32)

Non-GAAP basic net income (loss) per common share	$(0.11)	$0.21	$(0.30)	$0.37
Non-GAAP diluted net income (loss) per common share	$(0.11)	$0.19	$(0.30)	$0.33

Weighted average common shares outstanding - basic	40,160	37,181	39,079	37,101
Weighted average common shares outstanding - diluted	40,160	40,841	39,079	40,992

Cost of goods sold reconciliation:
GAAP cost of goods sold	$23,811	$23,053	$48,392	$43,331
Stock-based compensation	(1,395)	(1,610)	(2,770)	(3,159)
Product discontinuation inventory	(507)	—	(507)	—
Non-GAAP cost of goods sold	$21,909	$21,443	$45,115	$40,172

Research and development reconciliation:
GAAP research and development	$18,856	$9,362	$35,487	$18,855
Stock-based compensation	(647)	(1,015)	(1,304)	(1,908)
Non-GAAP research and development	$18,209	$8,347	$34,183	$16,947

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$39,552	$43,669	$81,672	$81,626
Stock-based compensation	(5,303)	(5,040)	(10,670)	(11,088)
CrossLink contract termination fee	—	(7,184)	—	(7,184)
Non-GAAP selling, general and administrative	$34,249	$31,445	$71,002	$63,354

Product discontinuation reconciliation:
GAAP product discontinuation	$4,495	$—	$4,495	$—
Product discontinuation costs	(4,495)	—	(4,495)	—
Non-GAAP product discontinuation	$—	$—	$—	$—

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP 2017 Financial Guidance
(dollars in millions)

GAAP to Non-GAAP Guidance	GAAP	Stock-Based Compensation and Other	Non-GAAP
EXPAREL net product sales	$290 to $310	—	—
Gross margin	Approx. 68%	Approx. 2% (1)	Approx. 70%
Research and development expense	$52 to $64	$2 to $4	$50 to $60
Selling, general and administrative expense	$167 to $180	$22 to $25	$145 to $155
Stock-based compensation	$30 to $35	—	—

(1) GAAP to Non-GAAP reconciliation for gross margins includes the impact of a $0.5 million write off of DepoCyt(e) inventory recorded in June 2017.